First M&F Corp. Investor Information
CONTACT:  John G. Copeland
                      EVP & Chief Financial Officer
                      (662) 289-8594

April 20, 2009

FOR IMMEDIATE RELEASE

Additional Real Estate-related impairments result in first quarter loss for First M&F

KOSCIUSKO, Miss. - First M&F Corp. (NASDAQ: FMFC) reported a loss today for the first quarter ended March 31, 2009.  Earnings were a net loss of $10.277 million, or a negative ($1.14) basic and diluted earnings per share, compared to earnings of $3.139 million, or $.34 basic and diluted earnings per share for the first quarter of 2008.  The Company continued to recognize losses in its loan portfolio by recording almost $20 million in provision expense for the quarter.

“The continuous re-appraisal of collateral-dependent credits and the continued stress in the market have resulted in yet another substantial extraordinary provision for possible loan loss,” said Hugh Potts, Jr., Chairman and CEO.  Mr. Potts commented further, “This is made necessary by the duration and depth of the decline in real estate values supporting projects M&F has financed and demands upon borrowers’ capacity to meet their obligations.  This is further evidenced by the increase in non-performing credits heavily concentrated in the acquisition, construction and development sector.  Identification, evaluation and provisioning are steps which precede charge-off and disposition, a sequence of events in which some elements are simultaneous and ongoing.”

“Results are disappointing but the balance sheet has been strengthened to weather the storm and several positive results were achieved during the quarter.  Deposits grew by over $50 million with non-interest deposits growing above year-end and the year-ago quarter.  Wholesale borrowings are down and total equity, with the addition of Treasury Capital Purchase Program preferred stock, is $20 million above year-end,” said Chairman Potts.

Net Interest Income

Net interest income was down by 9.77% compared to the first quarter of 2008, with the net interest margin decreasing to 3.33% on a tax equivalent basis in the first quarter of 2009 as compared to 3.66% in the first quarter of 2008. The most significant contributor to the decrease in net interest income and the squeeze in the margin was erosion in spreads as the trend of falling loan yields outpaced the repricing of funding sources. A secondary factor was a changing balance sheet mix as average loans fell and were replaced by a lower yielding mix of assets.  The net interest margin for the fourth quarter of 2008 was 3.60% as compared to 3.70% for the third quarter of 2008 and 3.73% for the second quarter of 2008. Loan yields decreased to 6.01% in the first quarter of 2009 from 7.35% in the first quarter of 2008. Loan yields also decreased from the fourth quarter of 2008 to the first quarter as the prime rate fell 400 basis points during 2008 and 175 basis points in the fourth quarter 2008 alone. Average loans were $1.174 billion for the first quarter of 2009 as compared to $1.202 billion for the fourth quarter of 2008 and $1.220 billion during the first quarter of 2008. Loans decreased by $27.343 million in the first quarter of 2009 and fell by $29.618 million in the fourth quarter of 2008.  Deposit costs decreased in the first quarter of 2009 from the fourth quarter of 2008 continuing a declining trend in deposit costs dating back to the fourth quarter of 2007 as costs reflected Fed rate cuts through that period. Deposit costs were 2.30% in the first quarter of 2009 as compared to 3.51% in the first quarter of 2008. Deposits rose by $51.774 million during the first quarter of 2009. Management plans to continue to focus on core deposit growth for 2009 to offset the influence that the low rate environment may have on the net interest margin. Loans as a percentage of assets were 69.38% at March 31, 2009 as compared to 73.21% at March 31, 2008 and 73.68% at December 31, 2008. Loans fell by 4.72% since the first quarter of 2008 while deposits were virtually flat.

Non-interest Income

Non-interest income, excluding securities transactions, for the first quarter of 2009 was down 5.93% compared to the first quarter of 2008, with deposit-related income down by 9.70% and mortgage income down by 6.36%.  Insurance agency commissions were down by 3.00%.

A major part of non-interest income is from deposit sources. Deposit revenues, although down overall, continue to be supported by debit card fee income, which increased by 16.72% in the first quarter of 2009 over 2008.  The drop in overall deposit revenues was due to a fall off in overdraft fee income, which decreased by 16.34% as the volume of overdrafts fell.  Chairman Potts commented, “In spite of the economic slowdown, non-interest revenues are within 6% of their 2008 level and insurance commissions are down only slightly.”

Non-interest Expenses

Non-interest expenses were up by 4.78% in the first quarter of 2009 as compared to the first quarter of 2008 largely due to the cost of holding and disposing of other real estate. Salaries and benefits were down by 6.45% as cost and headcount control initiatives took effect.  Mr. Potts commented, “Operating overhead, exclusive of foreclosed property expenses, is flat with significant reductions in salary and benefit expenses.”

Credit Quality

Annualized net loan charge-offs as a percent of average loans for the first quarter of 2009 were 1.13% as compared to .27% for the same period in 2008. Non-accrual and 90-day past due loans as a percent of total loans were 4.63% at the end of the first quarter of 2009 as compared to 1.23% at the end of the 2008 quarter.  Mr. Potts further stated, “While the additional provisioning has had an immediate impact on shareholder value, the company has positioned itself for resolution of current issues and a profitable and solid recovery.”

The allowance for loan losses as a percentage of loans was 3.59% at March 31, 2009 as compared to 1.17% at March 31, 2008. The provision for loan losses increased to $19.840 million in the first quarter of 2009 from $.780 million in the first quarter of 2008.

Balance Sheet

Total assets at March 31, 2009 were $1.656 billion as compared to $1.597 billion at the end of 2008 and $1.647 billion at March 31, 2008. Total loans were $1.149 billion compared to $1.177 billion at the end of 2008 and $1.206 billion at March 31, 2008. Deposits were $1.313 billion compared to $1.261 billion at the end of 2008 and $1.314 billion at March 31, 2008. Total capital was $155.655 million, or $ 14.01 in book value per share at March 31, 2009.  “Capital, reserves, and earning capacity, taken as a whole, continue to demonstrate strength more than sufficient to deal with non-performing asset and reserving trends, even those exacerbated by recession,” said Mr. Potts.  “Furthermore, aggressive, early and final disposition of credit-related issues will enable a more robust recovery.”

Reorganization

 During the first quarter the Company completed a structural re-organization.  In the last six months the Company has been regionalized to improve sales and day-to-day operations and credit administration.  Loan review has been supplemented from outside and new leadership and structure have been implemented.  The Company has a new chief banking officer, a new chief credit officer, a new appraisal officer, and a new loan review officer.  A new problem asset department has been formed overseeing the rehabilitation or disposition of non-performing assets.  Mr. Potts stated in closing, “Corporate organization re-alignment, revision of credit policy and procedures, re-balancing the loan portfolio, overhead adjustments and new business development strategies are all positive by-products of such a time as this.”

About First M&F Corporation

First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the mid-south better through the delivery of excellence in financial services to 33 communities in Mississippi, Alabama, Tennessee and Florida.

Caution Concerning Forward-Looking Statements

This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation's filings with the Securities and Exchange Commission.

First M&F Corporation
Condensed Consolidated Statements of Condition (Unaudited)
(In thousands, except share data)

	March 31	December 31	March 31
	2009	2008	2008
Cash and due from banks	35,992	47,738	52,735
Interest bearing bank balances	14,985	6,556	8,204
Federal funds sold	54,900	9,350	3,800
Securities available for sale (cost of $280,687, $223,882 and $240,473)	285,752	227,145	243,250
Loans held for sale	6,066	7,698	6,229

Loans	1,149,252	1,176,595	1,206,168
Allowance for loan losses	41,506	24,918	14,196
Net loans	1,107,746	1,151,677	1,191,972

Bank premises and equipment	44,827	44,642	45,185
Accrued interest receivable	9,742	9,832	11,289
Other real estate	10,907	11,061	6,927
Goodwill	32,572	32,572	32,572
Other intangible assets	7,006	7,127	7,491
Other assets	45,866	41,467	37,814
Total assets	1,656,361	1,596,865	1,647,468

Non-interest bearing deposits	191,386	178,689	187,080
Interest bearing deposits	1,121,774	1,082,698	1,126,495
Total deposits	1,313,160	1,261,387	1,313,575

Federal funds and repurchase agreements	8,064	9,728	5,714
Other borrowings	140,524	151,547	143,977
Junior subordinated debt	30,928	30,928	30,928
Accrued interest payable	2,999	3,537	4,979
Other liabilities	5,031	3,770	4,867
Total liabilities	1,500,706	1,460,897	1,504,040

Preferred stock, 30,000 shares issued and outstanding	28,657	-	-
Common stock, 9,063,346, 9,063,346 and 9,060,080 shares issued & outstanding	45,317	45,317	45,300
Additional paid-in capital	31,842	30,447	30,399
Nonvested restricted stock awards	788	780	709
Retained earnings	48,512	60,133	66,341
Accumulated other comprehensive income	538	(727)	661
Total Company equity	155,654	135,950	143,410
Noncontrolling interests in subsidiaries	1	18	18
Total equity	155,655	135,968	143,428
Total liabilities & equity	1,656,361	1,596,865	1,647,468

First M&F Corporation and Subsidiary
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except share data)

	Three Months Ended March 31
	2009	2008
Interest and fees on loans	17,273	22,155
Interest on loans held for sale	79	97
Taxable investments	2,316	2,357
Tax exempt investments	562	507
Federal funds sold	25	88
Interest bearing bank balances	6	77
Total interest income	20,261	25,281

Interest on deposits	6,385	9,721
Interest on fed funds and repurchase agreements	33	60
Interest on other borrowings	1,503	1,876
Interest on subordinated debt	496	497
Total interest expense	8,417	12,154

Net interest income	11,844	13,127
Provision for possible loan losses	19,840	780
Net interest income after loan loss	(7,996)	12,347

Service charges on deposits	2,522	2,793
Mortgage banking income	368	393
Agency commission income	971	1,001
Fiduciary and brokerage income	116	138
Other income	1,211	1,176
Gains (losses) on AFS investments	-	11
Total noninterest income	5,188	5,512

Salaries and employee benefits	7,162	7,656
Net occupancy expense	1,108	1,005
Equipment expenses	755	891
Software and processing expenses	526	431
Foreclosed property expenses	756	89
Intangible asset amortization	121	121
Other expenses	3,567	3,161
Total noninterest expense	13,995	13,354

Net income (loss) before taxes	(16,803)	4,505
Income tax expense (benefit)	(6,510)	1,363
Net income (loss)	(10,293)	3,142
Net income (loss) attributable to noncontrolling interests	(16)	3
Net income (loss) attributable to Company	(10,277)	3,139
Dividends and accretion on preferred stock	154	-
Net income (loss) applicable to common stock	(10,431)	3,139
Earnings (loss) attributable to participating securities (a)	(118)	42
Net income (loss) allocated to common shareholders	(10,313)	3,097

Weighted average shares (basic)	9,063,346	9,064,311
Weighted average shares (diluted)	9,063,346	9,100,498
Basic earnings (loss) per share (a)	$(1.14)	$0.34
Diluted earnings (loss) per share	$(1.14)	$0.34

Return on assets (annualized)	-2.53%	0.76%
Return on equity (annualized) (b)	-27.76%	8.87%
Return on common equity (annualized) (b)	-31.15%	8.87%
Efficiency ratio	80.41%	70.34%
Net interest margin (annualized, tax-equivalent)	3.33%	3.66%
Net charge-offs to average loans (annualized)	1.13%	0.27%
Nonaccrual loans to total loans	4.51%	0.78%
90 day accruing loans to total loans	0.12%	0.45%

First M&F Corporation
Financial Highlights

	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	March 31	December 31	September 30	June 30
	2009	2008	2008	2008
Per Common Share (diluted):
Net income (loss)	(1.14)	(0.48)	0.24	(0.05)
Cash dividends paid	0.13	0.13	0.13	0.13
Book value	14.01	15.00	15.55	15.38
Closing stock price	6.12	8.46	11.58	12.55

Loan Portfolio Composition: (in thousands)
Commercial, financial and agricultural	132,812	127,704	145,743	139,933
Non-residential real estate	720,783	745,700	759,279	752,437
Residential real estate	204,003	209,696	208,718	210,813
Home equity loans	45,116	45,791	46,201	45,623
Consumer loans	37,451	37,908	38,001	39,501
Other loans	9,087	9,796	8,271	6,895
Total loans	1,149,252	1,176,595	1,206,213	1,195,202

Deposit Composition: (in thousands)
Noninterest-bearing deposits	191,386	178,687	178,980	187,145
NOW deposits	283,521	217,334	219,612	215,521
MMDA deposits	179,313	182,364	176,199	192,372
Savings deposits	114,529	114,281	115,041	117,645
Certificates of deposit under $100,000	269,865	272,463	279,389	273,213
Certificates of deposit $100,000 and over	258,664	276,763	265,216	274,807
Brokered certificates of deposit	15,882	19,495	17,026	7,674
Total deposits	1,313,160	1,261,387	1,251,463	1,268,377

Nonperforming Assets: (in thousands)
Nonaccrual loans	52,084	20,564	22,095	11,317
Other real estate	10,907	11,061	7,191	6,545
Total nonperforming assets	62,991	31,625	29,286	17,862
Accruing loans past due 90 days or more	1,409	5,686	634	4,013
Restructured loans (accruing)	3,664	3,664	-	-
Total nonaccrual loan to loans	4.51%	1.74%	1.82%	0.94%
Total nonperforming assets to loans and other real estate	5.40%	2.65%	2.40%	1.48%
Total nonperforming assets to assets ratio	3.80%	1.98%	1.78%	1.10%

Allowance For Loan Loss Activity: (in thousands)
Beginning balance	24,918	19,618	18,901	14,196
Provision for loan loss	19,840	10,684	2,190	6,080
Charge-offs	(3,508)	(5,501)	(1,648)	(1,516)
Recoveries	256	117	175	141
Ending balance	41,506	24,918	19,618	18,901

First M&F Corporation
Financial Highlights

	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	March 31	December 31	September 30	June 30
	2009	2008	2008	2008
Condensed Income Statements: (in thousands)

Interest income	20,261	22,123	22,479	23,405
Interest expense	8,417	9,374	9,459	10,305
Net interest income	11,844	12,749	13,020	13,100
Provision for loan losses	19,840	10,684	2,190	6,080
Noninterest revenues	5,188	4,832	5,517	5,270
Noninterest expenses	13,995	14,241	13,229	13,460
Net income (loss) before taxes	(16,803)	(7,344)	3,118	(1,170)
Income tax expense (benefit)	(6,510)	(2,990)	904	(707)
Noncontrolling interest	(16)	3	4	3
Net income (loss)	(10,277)	(4,357)	2,210	(466)
Preferred dividends	154	-	-	-
Net income (loss) applicable to common stock	(10,431)	(4,357)	2,210	(466)
Earnings (loss) attributable to participating securities (a)	(118)	(57)	27	(8)
Net income (loss) allocated to common shareholders	(10,313)	(4,300)	2,183	(458)

Tax-equivalent net interest income	12,216	13,131	13,400	13,464

Selected Average Balances: (in thousands)
Assets	1,645,555	1,611,444	1,599,213	1,621,565
Loans held for investment	1,165,086	1,196,806	1,198,943	1,193,703
Earning assets	1,486,073	1,450,265	1,439,302	1,452,877
Deposits	1,304,905	1,254,382	1,253,701	1,279,024
Equity	150,128	141,330	140,333	144,068
Common equity	135,806	141,330	140,333	144,068

Selected Ratios:
Return on average assets (annualized)	-2.53%	-1.08%	0.55%	-0.12%
Return on average equity (annualized) (b)	-27.76%	-12.27%	6.27%	-1.30%
Return on average common equity (annualized) (b)	-31.15%	-12.27%	6.27%	-1.30%
Average equity to average assets	9.12%	8.77%	8.77%	8.88%
Tangible equity to tangible assets (c)	7.18%	6.18%	6.31%	6.30%
Net interest margin (annualized, tax-equivalent)	3.33%	3.60%	3.70%	3.73%
Efficiency ratio	80.41%	79.29%	69.93%	71.85%
Net charge-offs to average loans (annualized)	1.13%	1.79%	0.49%	0.46%
Nonaccrual loans to total loans	4.51%	1.74%	1.82%	0.94%
90 day accruing loans to total loans	0.12%	0.48%	0.05%	0.33%
Price to book (x)	0.44	0.56	0.74	0.82
Price to earnings (x)	N/A	N/A	12.06	N/A

First M&F Corporation
Financial Highlights

Historical Earnings Trends: (a)		Earnings	Earnings
		Applicable to	Allocated to
		Common	Common
	Earnings	Stock	Shareholders	EPS
	(in thousands)	(in thousands)	(in thousands)	(diluted)
1Q 2009	(10,277)	(10,431)	(10,313)	(1.14)
4Q 2008	(4,357)	(4,357)	(4,300)	(0.48)
3Q 2008	2,210	2,210	2,183	0.24
2Q 2008	(466)	(466)	(458)	(0.05)
1Q 2008	3,139	3,139	3,097	0.34
4Q 2007	3,561	3,561	3,517	0.38
3Q 2007	3,808	3,808	3,760	0.42
2Q 2007	3,535	3,535	3,492	0.38
1Q 2007	3,554	3,554	3,509	0.39
4Q 2006	3,739	3,739	3,694	0.41
3Q 2006	3,665	3,665	3,619	0.40

Revenue Statistics:		Non-interest	Non-interest
	Revenues	Revenues to	Revenues to	Contribution
	Per FTE	Ttl. Revenues	Avg. Assets	Margin
	(thousands)	(percent)	(percent)	(percent) (d)
1Q 2009	32.3	29.81%	1.28%	58.85%
4Q 2008	32.8	26.90%	1.19%	62.36%
3Q 2008	34.4	29.16%	1.37%	61.78%
2Q 2008	33.4	28.13%	1.31%	61.00%
1Q 2008	33.7	29.03%	1.34%	59.68%
4Q 2007	34.3	27.31%	1.29%	61.21%
3Q 2007	35.0	27.83%	1.36%	62.58%
2Q 2007	33.4	26.23%	1.28%	61.04%
1Q 2007	33.7	29.96%	1.50%	61.88%
4Q 2006	33.5	28.03%	1.38%	62.47%
3Q 2006	34.0	28.63%	1.44%	62.98%

Expense Statistics:	Non-interest
	Expense to	Efficiency
	Avg. Assets	Ratio
	(percent)	(percent) (e)
1Q 2009	3.45%	80.41%
4Q 2008	3.52%	79.29%
3Q 2008	3.29%	69.93%
2Q 2008	3.34%	71.85%
1Q 2008	3.25%	70.33%
4Q 2007	3.19%	67.78%
3Q 2007	3.24%	66.08%
2Q 2007	3.26%	67.02%
1Q 2007	3.37%	67.41%
4Q 2006	3.38%	68.48%
3Q 2006	3.28%	65.11%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)

	QTD March 2009		QTD March 2008
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	16,195	0.16%	9,893	3.15%
Federal funds sold	44,819	0.22%	10,463	3.40%
Taxable investments (amortized cost)	191,111	4.92%	188,424	5.03%
Tax-exempt investments (amortized cost)	59,875	6.07%	52,139	6.24%
Loans held for sale	8,987	3.56%	7,104	5.52%
Loans held for investment	1,165,086	6.03%	1,213,121	7.36%
Total earning assets	1,486,073	5.63%	1,481,144	6.96%
Non-earning assets	159,482		173,807
Total average assets	1,645,555		1,654,951

NOW	263,716	1.37%	202,638	1.46%
MMDA	172,747	1.70%	165,706	2.74%
Savings	114,655	1.65%	111,973	2.76%
Certificates of Deposit	573,579	3.04%	634,966	4.49%
Short-term borrowings	10,163	1.31%	7,319	3.30%
Other borrowings	176,133	4.60%	200,849	4.75%
Total interest bearing liabilities	1,310,993	2.60%	1,323,451	3.69%
Non-interest bearing deposits	180,207		180,161
Non-interest bearing liabilities	4,227		8,950
Preferred equity	14,322		-
Common equity	135,806		142,389
Total average liabilities and equity	1,645,555		1,654,951
Net interest spread		3.03%		3.27%
Effect of non-interest bearing deposits		0.31%		0.44%
Effect of leverage		-0.01%		-0.05%
Net interest margin, tax-equivalent		3.33%		3.66%
Less tax equivalent adjustment:
Investments		0.09%		0.09%
Loans		0.01%		0.01%
Reported book net interest margin		3.23%		3.56%

First M&F Corporation
Notes to Financial Schedules

(a)
Effective January 1, 2009 the Company adopted FSP EITF 03-6-1which clarifies that unvested restricted stock awards that contain nonforfeitable rights to dividends are considered participating securities and therefore are included in the two-class method calculation of earnings per share. Under this method, all distributed and undistributed earnings are allocated to the Company's common shares and the Company's restricted stock grant shares based on their respective rights to receive dividends. Earnings per share have been revised to reflect the retrospective application of the FSP.

(b)	Return on equity is calculated as: (Net income attributable to Company) divided by (Total equity)

Return on common equity is calculated as: (Net income attributable to Company minus Preferred dividends) divided by (Total equity minus Preferred stock)

(c)	Tangible equity to tangible assets is calculated as: (Total equity minus Goodwill and Other intangible assets) divided by (Total assets minus Goodwill and Other intangible assets)

(d)
Contribution margin is calculated as: (Tax-equivalent net interest income plus noninterest revenues minus salaries and benefits) divided by (Tax-equivalent net interest income plus noninterest revenues)

(e)	Efficiency ratio is calculated as: (Noninterest expense) divided by (Tax-equivalent net interest income plus noninterest revenues)